Exhibit 99.2
INTERNATIONAL SHIPHOLDING CORPORATION ANNOUNCES
ANNUAL MEETING RESULTS

Mobile, Alabama, April 29, 2010 - International Shipholding Corporation (NYSE: ISH) today announced the results of the Company’s Annual Meeting of Stockholders, which was held on April 28, 2010.

International Shipholding Corporation’s shareholders elected the following directors, each to serve until the next annual meeting and until their successors are duly elected and qualified.  The newly elected directors are:

o	Kenneth H. Beer

o	Erik F. Johnsen

o	Erik L. Johnsen

o	Niels M. Johnsen

o	H. Merritt Lane III

o	Edwin A. Lupberger

o	James J. McNamara

o	Harris V. Morrissette

o	T. Lee Robinson, Jr.

Additionally, shareholders approved the Company’s proposed amendment to its Certificate of Incorporation to increase the number of authorized shares of common stock to 20,000,000 from 10,000,000.

Shareholders also ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

About International Shipholding

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U. S. and foreign flag vessels that provide international and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Contact:

The IGB Group
Lev Janashvili
(212) 227-7098
ljanashvili@igbir.com

David Burke
(646) 673-9701
dburke@igbir.com

International Shipholding Corporation
Niels M. Johnsen, Chairman (212) 943-4141
Erik L. Johnsen, President (251) 243-9221